Exhibit 99.1

AITX’s RAD-R Welcomes Steve Danelon as President, Strengthening Leadership for Residential Security Solutions

Danelon Brings Two Decades of Leadership and Operational Expertise to Drive RAD-R’s Residential Security Expansion

Detroit, Michigan, January 8, 2025 — Artificial Intelligence Technology Solutions, Inc. (the “Company”), a global leader in AI-driven security and productivity solutions, is pleased to announce that its subsidiary, Robotic Assistance Devices Residential, Inc. (RAD-R), has appointed Steve Danelon as President of RAD-R. This key appointment underscores RAD-R’s commitment to redefining residential security with innovative, AI-driven solutions like the recently launched RADCam™.

Steve Danelon brings with him an illustrious 30-year career in the security industry, including 22 years of leadership with Allied Universal, where he oversaw Canadian sales and operations. Following his tenure at Allied Universal, Steve founded Fortress Solutions, a boutique residential security company that further honed his expertise in protecting homes and families. Danelon has been an avid supporter of AITX’s transformative journey and has eagerly followed its evolution in the security technology sector.

“Steve’s extensive industry experience, proven leadership, and entrepreneurial mindset make him the perfect leader to take RAD-R to new heights,” said Steve Reinharz, CEO and CTO of AITX and RAD-R. “Having a leader of Steve’s caliber strengthens our ability to deliver groundbreaking residential security solutions, and I’m thrilled to welcome him to the AITX and RAD family.”

Danelon’s decision to join RAD-R was influenced by his firsthand experience with RAD’s technology, particularly the RADCam, which he sees as a game-changer for the residential security market. His compensation package reflects RAD-R’s focus on performance and results, aligning his success with the Company’s goals. This strategic alignment ensures RAD-R is positioned to lead the industry in innovative and accessible AI-powered residential security solutions.

“I’m honored to join RAD-R and excited to contribute to its mission of transforming residential security,” said Steve Danelon. “The technology that RAD has developed, particularly within RADCam, is unlike anything I’ve seen in my career. I’m confident we’ll deliver unparalleled solutions to homeowners and redefine the standard for residential security.”

RAD-R, a wholly owned subsidiary of AITX, focuses on delivering advanced AI-based solutions to the residential market, including the revolutionary RADCam. Unlike traditional residential security products, RAD-R’s solutions emphasize meaningful interactions, proactive response, and a reimagined approach to home safety.

RADCam is now available for purchase on Amazon, Walmart.com, as well as directly through www.radcam.ai. Discover how this groundbreaking technology can redefine security and convenience for your home or property.

About Artificial Intelligence Technology Solutions (AITX)

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX’s RAD-I, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.radgroup.ai, www.raddog.ai, www.radcam.ai, and www.radlightmyway.com, or follow Steve Reinharz on X/Twitter @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the “Company”). This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company’s future revenues, results of operations, or stock price.

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Steve Reinharz

949-636-7060
@SteveReinharz